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                                                                    EXHIBIT 23.4


               CONSENT TO INCLUDE REPORT ON FINANCIAL STATEMENTS
                     AND FINANCIAL STATEMENT SCHEDULES IN
                            REGISTRATION STATEMENT

We consent to the use in this registration statement of USN Communications, Inc. on Amendment No. 1 to Registration Statement No. 333-47933 on Form S-1 of our report dated May 24, 1995, which expresses an unqualified opinion. We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.


/s/ Kostin, Ruffkess & Company, LLC
KOSTIN, RUFFKESS & COMPANY, LLC
West Hartford, Connecticut
May 12, 1998